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                                                                Exhibit (h)(15)

                                 iShares, Inc.

                                 iShares Trust

                          Master Investment Portfolio

                        Barclays Global Investors Funds

                              Master Fee Schedule

                           Effective January 1, 2006

A. CUSTODY, FUND ACCOUNTING, MUTUAL FUND ADMINISTRATION and INSTITUTIONAL TRANSFER AGENCY

..  The following basis point fee is based on the complex assets of the Master
   Investment Portfolio ("MIP"), iShares Inc. and iShares Trust (excluding the assets of: the five "LifePath MIPs", which include MIP LifePath Retirement, MIP LifePath 2010, MIP LifePath 2020, MIP LifePath 2030, and MIP LifePath
   2040).

          Domestic Assets                  Annual Fee (Basis Points)
          ---------------                  -------------------------
          (less than)=$100 billion                    .8
          $101-$150 billion                           .4
          $151-$200 billion                           .3
          $201-$300 billion                           .2
          (greater than)$300 billion                  .1

B. Fund Accounting and Administration on each BGI Feeder Fund:

     Fee waived for BGIF feeders.

C. Fund Accounting and Administration on each of the 5 LifePath Funds:

     Fee waived for 5 LifePath Funds.

D. Transfer Agency Fee:

     Fee waived for BGI share classes.

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                               TRANSACTION COSTS

     A. Transactions*

     .   DTC/Fed Book Entry                 $3.25**
     .   Physical Securities                $4.50
     .   GNMA Securities                    $4.50
     .   Foreign Currency                   $18.00***
     .   FX processed through CLS           $3.50
     .   Directed Securities Lending        See Securities Lending section
--------
* These fees assume that trade information is sent to the Bank electronically utilizing the same format as of January 1, 2006 (or such format as is subsequently agreed to by the parties and does not materially affect the costs underlying such transactions) or electronically from NSCC. For non-automated DTC/Fed Book trades the per trade fee will be $10.00
** There are no transaction charges for the use of Investors Bank Repo product *** There are no transaction charges for F/X contracts executed by Investors
    Bank.

                              FOREIGN SUBCUSTODY

     A. Foreign Subcustodian Fees

     . Incremental basis point and transaction fees will be charged for all foreign assets for which the Bank is custodian. The asset based fees and transaction fees vary by country (see Appendix A). Local duties, script fees, reclaims, registration, exchange fees, and other market charges are out-of-pocket.

     . The Bank will require the funds to hold all international assets at the subcustodian of our choice.

     . The Bank will reduce by 10% total global subcustodian asset-based fees for all assets held by the iShares and MIP at such time as the iShares global assets reach an average of $150 billion for one month.

                                 MISCELLANEOUS

     A. Domestic Balance Credit

     . We allow use of balance credit against fees (excluding out-of-pocket charges) for fund balances arising out of the custody relationship. The monthly earnings allowance is equal to 75% of the 90-day T-bill rate.


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     B. Payment

     . Fees owed to the Bank under this fee schedule will be netted against and deducted from the funds' advisory and administration fees otherwise payable to BGI on the first business day of each month. All fees will be invoiced monthly.

     C. Pricing Services

     .  See Appendix B

     D. Out-of-Pocket

     These charges consist of:

     .  Pricing & Verification Services . Global Sub-Custodian Out-of-Pocket
     .  NSCC Charges                    . Vestek Expenses
     .  Index Provider Fees

     E. Create/Redemption Fees

     The Bank shall charge Authorized Participants the create and redemption fees set forth in Appendix C.

Agreed to and accepted as of January 1, 2006:

Barclays Global Investors, N.A.

By:         /s/ Lee Kranefuss
            ---------------------------
Name/Title: Lee Kranefuss, Managing Director

By:         /s/ Raman Suri
            ---------------------------
Name/Title: Raman Suri, Principal

Investors Bank & Trust Company

By:         /s/ Michael Rogers
            ---------------------------
Name/Title: Michael F. Rogers, President


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Appendix                     A Global Custody Fees

                                                      Transaction
                                                      Charge per
                                 Basis    Transaction  Trade for
                              Points for  Charge per  Securities
              Country         Safekeeping    Trade      Lending
              -------         ----------- ----------- -----------
              Argentina          12.00      $ 25.00     $ 25.00
              Australia           2.00      $ 40.00     $ 25.00
              Austria             3.00      $ 35.00     $ 35.00
              Belgium             2.00      $ 35.00     $ 35.00
              Brazil             16.00      $ 40.00     $ 40.00
              Canada              1.00      $ 16.00     $ 16.00
              Chile              45.00      $100.00     $100.00
              China, Shanghai     4.00      $ 75.00     $ 75.00
              China, Shenzhen     4.00      $ 75.00     $ 75.00
              Clearstream         2.50      $ 20.00     $ 20.00
              Colombia           27.00      $140.00     $140.00
              Czech Republic     22.00      $ 75.00     $ 75.00
              Denmark             1.50      $ 35.00     $ 35.00
              Euroclear           2.00      $ 20.00     $ 20.00
              Finland             3.50      $ 38.00     $ 38.00
              France              1.75      $ 35.00     $ 22.00
              Germany             1.25      $ 16.00     $ 16.00
              Greece             15.00      $ 75.00     $ 75.00
              Hong Kong           1.25      $ 52.00     $ 52.00
              Hungary            30.00      $100.00     $100.00
              India              15.00      $120.00     $120.00
              Indonesia          13.00      $ 50.00     $ 50.00
              Ireland             3.50      $ 43.00     $ 43.00
              Israel             12.00      $ 50.00     $ 50.00
              Italy               1.50      $ 24.00     $ 24.00
              Japan               0.75      $ 11.00     $ 11.00
              Jordan             30.00      $ 90.00     $ 90.00
              Korea               8.00      $ 42.00     $ 42.00
              Malaysia            6.50      $ 55.00     $ 55.00
              Mexico              5.50      $ 22.00     $ 22.00
              Netherlands         1.50      $ 17.00     $ 17.00
              New Zealand         1.50      $ 48.00     $ 48.00
              Norway              2.00      $ 35.00     $ 35.00
              Pakistan           30.00      $ 80.00     $ 80.00
              Peru               30.00      $ 90.00     $ 90.00
              Philippines         9.00      $ 50.00     $ 50.00
              Poland             25.00      $ 75.00     $ 75.00
              Portugal           16.00      $ 71.00     $ 71.00

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                                                      Transaction
                                                      Charge per
                             Basis Points Transaction  Trade for
                                 for      Charge per  Securities
              Country        Safekeeping     Trade      Lending
              -------        ------------ ----------- -----------
              Singapore         5.00      $     46.00   $ 46.00
              South Africa      4.00      $     30.00   $ 30.00
              Spain             2.00      $     20.00   $  6.00
              Sri Lanka        20.00      $     65.00   $ 65.00
              Sweden            1.75      $     29.00   $ 29.00
              Switzerland       2.00      $     31.00   $ 31.00
              Taiwan           11.00      $     50.00   $ 50.00
              Thailand          8.00      $     47.00   $ 47.00
              Turkey           10.00      $     45.00   $ 45.00
              United Kingdom    0.75      $     19.00   $ 19.00
              Zimbabwe         50.00      $    160.00   $160.00

              International Fixed Income Euroclear Countries

              Austria        France       Ireland
              Belgium        Germany      Italy
              Finland        Greece       Luxembourg


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Appendix B

Valuation Pricing

IBT will provide valuation pricing services to BGI accounts, allocating the costs as follows:

                                             Lehman Salomon Bridge
                                              Data   Data    Data
                                             ------ ------- ------
              BGI MIPs                       $1,500   $0     $100
              BGI iShares Inc                $    0   $0     $  0
              BGI iShares Trust              $4,600   $0     $400

Swaps Pricing - $1.00 per business day per swap, regardless of how frequently the swaps are actually valued. Approximate charge of $250 per swap per year.

Base pricing will be allocated between the master funds in each group on a pro-rata basis.

Lehman, Salomon and Bridge pricing will be allocated between the master funds in each group that would utilize the specific data feed, on a pro-rata basis.

Allocations will be adjusted within each group on a monthly basis as the number of affected funds changes.

This schedule will be revised to re-allocate costs between fund groups annually.

Billing and payment procedures will be in accordance with procedures already established for each fund group.


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Appendix C: Creation and Redemption Broker Fee Schedule (effective as of May 1,
2006)

                  Fund Name                             Fee
                  ---------                           -------
                  iSHARES EUROPE 350                  $12,000
                  iSHARES GLOBAL 100                  $ 2,000
                  iSHARES MSCI EAFE GROWTH            $12,800
                  iSHARES MSCI EAFE INDEX             $15,000
                  iSHARES MSCI EAFE VALUE             $13,200
                  iSHARES S&P LAT AMER 40             $   450
                  iSHARES TOPIX 150                   $ 3,000
                  iSHARES GLOBAL ENERGY               $   600
                  iSHARES GLOBAL FINANCIAL            $ 4,200
                  iSHARES GLOBAL HEALTH               $   700
                  iSHARES GLOBAL TELECOM              $   900
                  iSHARES GLOBAL TECH                 $ 1,400
                  iSHARES CHINA 25                    $ 1,300
                  iSHARES DOW BASIC MAT               $   500
                  iSHARES DOW CONS SERVICES           $   500
                  iSHARES DOW CONS GOODS              $   500
                  iSHARES DOW ENERGY                  $   500
                  iSHARES DOW FINANCIAL SVC           $   500
                  iSHARES DOW FINANCIAL SECTOR        $   500
                  iSHARES DOW HLTHCARE                $   500
                  iSHARES DOW INDUSTRIALS             $   500
                  iSHARES DOW REAL ESTATE             $   500
                  iSHARES DOW TECH                    $   500
                  iSHARES DOW TOT MKT                 $   500
                  iSHARES DOW UTILITIES               $   500
                  iSHARES DOW TELECOM                 $   250
                  iSHARES DOW US TRANSPORT            $   250
                  iSHARES DJ SELECT DIV               $   250
                  iSHARES 1-3 TREASURY                     --
                  iSHARES 7-10 TREASURY                    --
                  iSHARES 20+                              --
                  iSHARES GS $INVESTOP                $   500
                  iSHARES LEHMAN AGG                  $   500
                  iSHARES LEHMAN TIPS                      --
                  iSHARES MSCI AUSTRALIA              $ 2,400
                  iSHARES MSCI AUSTRIA                $   600
                  iSHARES MSCI BELGIUM                $   700
                  iSHARES MSCI BRAZIL                 $ 2,400
                  iSHARES MSCI CANADA                 $ 1,900
                  iSHARES MSCI EMU                    $ 8,000
                  iSHARES MSCI FRANCE                 $ 2,900
                  iSHARES MSCI GERMANY                $ 1,500
                  iSHARES MSCI HONG KONG              $ 2,000
                  iSHARES MSCI ITALY                  $ 1,400
                  iSHARES MSCI JAPAN                  $ 5,000
                  iSHARES MSCI MALAYSIA               $ 5,000
                  iSHARES MSCI MEXICO                 $ 1,400
                  iSHARES MSCI NETHERLANDS            $ 1,000
                  iSHARES MSCI PAC EX-JAPAN           $ 6,000
                  iSHARES MSCI SINGAPORE              $ 2,000
                  iSHARES MSCI SOUTH KOREA            $ 4,000
                  iSHARES MSCI SPAIN                  $ 1,500
                  iSHARES MSCI SWEDEN                 $ 1,300
                  iSHARES MSCI SWITZERLAND            $ 1,500
                  iSHARES MSCI TAIWAN                 $ 4,500
                  iSHARES MSCI UK                     $ 3,500
                  iSHARES MSCI SOUTH AFRICA           $ 1,200
                  iSHARES MSCI EMF                    $ 7,700
                  iSHARES S&P 100                     $   500
                  iSHARES S&P MID 400                 $   500
                  iSHARES S&P 400 GROWTH              $   500
                  iSHARES S&P 400 VALUE               $   500
                  iSHARES S&P 500                     $   500
                  iSHARES S&P 500 GROWTH              $   500
                  iSHARES S&P 500 VALUE               $   500
                  iSHARES S&P 600                     $   500
                  iSHARES S&P 600 GROWTH              $   500
                  iSHARES S&P 600 VALUE               $   500
                  iSHARES S&P 1500                    $   500
                  iSHARES C&S REALTY MAJOR            $   250
                  iSHARES NASDAQ BIO                  $   350
                  iSHARES GSTI                        $   500
                  iSHARES GS NETWORKING               $   200
                  iSHARES GS SEMICONDUCTOR            $   250
                  iSHARES GS SOFTWARE                 $   250
                  iSHARES GS NAT RES                  $   500
                  iSHARES NYSE COMPOSITE              $   500
                  iSHARES NYSE 100 INDEX              $   500
                  iSHARES KLD SELECT SOCIAL           $   500
                  iSHARES M* LARGE CORE               $   300
                  iSHARES M* LARGE GROWTH             $   300
                  iSHARES M* LARGE VALUE              $   300
                  iSHARES M* MID CORE                 $   500
                  iSHARES M* MID GROWTH               $   500
                  iSHARES M* MID VALUE                $   500
                  iSHARES M* SMALL CORE               $   500
                  iSHARES M* SMALL GROWTH             $   500
                  iSHARES M* SMALL VALUE              $   500
                  iSHARES RS MID VALUE                $   500
                  iSHARES RS MID GROWTH               $   500
                  iSHARES RS MIP CAP                  $   500
                  iSHARES RUSSELL MICRO               $   500
                  iSHARES R 3000 VALUE                $   500
                  iSHARES R 3000 GROWTH               $   500
                  iSHARES R 3000                      $   500
                  iSHARES R 2000 VALUE                $   500
                  iSHARES R 2000 GROWTH               $   500
                  iSHARES R 2000                      $   500
                  iSHARES R 1000 VALUE                $   500
                  iSHARES R 1000 GRWTH                $   500
                  iSHARES R 1000                      $   500